Service Agreement

Defense Technologies International Corp. (DTIC) (Formerly: Canyon Gold Corp. 'CGCC') herewith engages the Services of Charles Cortland Hooper (Hooper) as Director.

Hooper shall be paid as follows:

a) To receive 250,000 Shares of CGCC restricted 144 as a signing bonus, and starting on May 23. 2016.

b) To receive compensation for services provided in the amount of $5,000.00 monthly.

c) Hooper shall submit quarterly invoicing to be approved by the Board.

The above fee given in b) may be paid in either cash or if no cash is available, shall accrue as payable to Hooper on the books of the company, payable in the common stock of the CGCC as agreed from time to time, provided that the common stock of the company shall be issued to Hooper within 30 days from completion of a one year service and or within 30 days from termination of the service by Hooper to DTIC.

The value of any stock to be issued shall be calculated based on a 30 prior trading average value at the time of issuance minus a 30% discount.

No Interest consideration on any accrued payable.

Agree to and signed this 20th day of May, 2016.

Defense Technologies International Corp.

[signature]

Merrill W. Moses, President and CEO

Accepted:

[signature]

Charles Cortland Hooper